LOAN AND SECURITY AGREEMENT

by and between

RENEWABLE POWER RESOURCES, LLC

as Lender

and

XZERES CORP. and

XZERES ENERGY SERVICES CORP, jointly and severally,

as Borrowers

Dated: March __, 2013

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LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of March __, 2013, by and among XZERES CORP. a Nevada corporation (“Xzeres”), and its wholly-owned subsidiary, XZERES ENERGY SERVICES CORP, a Nevada corporation (“Energy” and, collectively with Xzeres, jointly and severally, “Borrower”), each with offices at 9025 SW Hillman Court, Suite 3126, Wilsonville, Oregon 97070 and RENEWABLE POWER RESOURCES, LLC, a Delaware limited liability company with offices at 430 East 56th Street, 4G, New York, New York 10022 (together with its successors and assigns, the “Lender”).

R E C I T A L S:

WHEREAS, Borrower desires to enter into a line of credit loan facility with Lender; and

WHEREAS, Lender is willing to provide such line of credit on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

Section 1.                DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined. Capitalized terms used herein and not otherwise defined have the following meanings:

1.1              “Account Debtor” or “account debtor” has the meaning ascribed to such term in the UCC.

1.2              “Accounts” or “accounts” means “accounts” as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses in action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, Governmental Authority or any other entity, all security therefor, and all of Borrower’s rights to receive payments for goods sold (whether delivered, undelivered, in transit or returned) or services rendered, which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), and all additional amounts due from any Account Debtor, whether or not invoiced, together with all Proceeds and products of any and all of the foregoing.

1.3              “Advance” has the meaning as set forth in Section 2.1(a) hereof.

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1.4              “Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any Subsidiary, or (b) any other Person who is a director, manager or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person, whether through the ownership of any voting securities, by contract or otherwise.

1.5              “Agreement” means this Loan and Security Agreement (including all Exhibits and Schedules annexed hereto) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

1.6              “Balance Sheet” means the balance sheet of Borrower dated as of the Balance Sheet Date.

1.7              “Balance Sheet Date” means November 30, 2012.

1.8              “Borrower” has the meaning set forth in the introductory paragraph hereof.

1.9              “Borrower’s Premises” means the property leased by the Borrower located at 9025 SW Hillman Court, Suite 3126, Wilsonville, Oregon 97070.

1.10          “Budget” means the budget delivered to Lender in accordance with Section 9.18 hereof, setting forth the Projected Information for the periods covered thereby, a copy of which is annexed hereto as Exhibit 1.10 hereto, together with any subsequent or amended budget(s) thereto delivered to Lender, in form and substance satisfactory to Lender, in accordance with the terms and conditions hereof.

1.11          “Business” means the business of designing, developing and marketing small wind turbine systems and related equipment for electrical power generation.

1.12          “Business Day” means any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close under applicable banking laws.

1.13          “Capital Assets” means, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill).

1.14          “Change of Control” has the meaning as set forth in Section 10.1 hereof. “Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person. “Closing Date” means the Business Day on which the conditions precedent set forth in Section 6 have been satisfied or specifically waived in writing by Lender, and the initial Advance has been made.

1.15          “Collateral” has the meaning as set forth in Section 5.1 hereof.

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1.16          “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

1.17          “Collection Account” means that certain account of Lender, Account Number _______ in the name of Lender at ______Bank in New York, New York, ABA No. _____or such other account as may be specified in writing by Lender as the “Collection Account”.

1.18          “Commercial Tort Claims” has the meaning ascribed to such term in the UCC.

1.19          “Common Stock” means the common stock, par value $0.001 per share, of Xzeres.

1.20          “Control Agreement” means a control agreement, in form and substance satisfactory to Lender, executed and delivered by a Borrower or any other Credit Party, Lender, and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a Deposit Account).

1.21          “Credit Party” means Borrower, and any other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

1.22          “Default Interest Rate” has the meaning set forth in Section 3.1(b).

1.23          “Deposit Accounts” has the meaning ascribed to such term in the UCC.

1.24          “Document” or “document” has the meaning ascribed to such term in the UCC.

1.25          “Environment” means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.26          “Environmental Law” or “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.27          “Environmental Liabilities and Costs” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility

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studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.28          “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

1.29          “ERISA” means the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.30          “Equipment” means “equipment”, as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and shall include, without limitation, the machinery and equipment set forth on Schedule 5.4(j) hereto, and all other equipment, machinery, furniture, Fixtures, computer equipment, telephone equipment, molds (including blade molds), tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower’s interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

1.31          “Equity Interests” means, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, membership interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the 1934 Act).

1.32          “Event of Default” means the occurrence or existence of any event or condition described in Section 11 of this Agreement.

1.33          “Fees” has the meaning set forth in Section 3.3 herein.

1.34          “Financial Statements” has the meaning as set forth in Section 8.9 hereof.

1.35          “Financing Statements” means the Uniform Commercial Code UCC 1 Financing Statements or applicable foreign filings, to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof or application authorities of any foreign jurisdiction, pursuant to which Lender shall perfect its security interest in the Collateral.

1.36          “Fiscal Year” means that twelve (12) month period commencing on March 1 and ending on February 28/29.

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1.37          “Fixtures” has the meaning ascribed to such term in the UCC.

1.38          “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.39          “General Intangibles” means all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

1.40          “Goods” means all “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

1.41          “Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

1.42          “Governmental Authority” or “Governmental Authorities” means any federal, state, county or municipal governmental agency, department, instrumentality, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.43          “Guarantee” means any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guarantee as the same may be in effect at the time such reference becomes operative.

1.44          “Guarantor” means Xzeres Wind Europe Ltd.

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1.45          “Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45 days) past due; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and h. all liabilities under Title IV of ERISA.

1.46          “Initial Warrant” means the warrants to purchase Common Stock being issued to the Lenders and their affiliates on the date hereof, initially for an aggregate of 7,500,000 shares Common Stock at a per share purchase price of $0.35, which warrants are in the form attached hereto.

1.47          “Intellectual Property” means all of the following intellectual property used in the conduct of the business of Borrower: (a) inventions, processes, techniques, discoveries, developments and related improvements, whether or not patentable; (b) United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, extensions and any provisional applications, of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing; (c) unregistered , United States registered or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith; (d) work specifications, software (including object and source code listing) and artwork; (e) technical, scientific and other know-how and information, trade secrets, methods, processes, practices, formulas, designs, assembly procedures, specifications owned or used by Borrower, including with respect to any power efficiency products and related software; (f) copyrights; (g) work for hire; (h) customer and mailing lists; and (i) any and all rights of the Borrower to the names “Xzeres” or any derivations thereof, and Borrower’s entire customer list and database and all assets used or useful by Borrower in the conduct of its business over the internet or in any electronic medium, including any websites, URLs or domain names owned by Borrower.

1.48          “Interest Rate” has the meaning set forth in Section 3.1 herein.

1.49          “Instruments” has the meaning ascribed to such term in the UCC.

1.50          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated of even date herewith between Lender and Hanover Holdings LLC, as the same may be amended, modified, supplemented, renewed or extended from time to time.

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1.51          “Inventory” means “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and, in any event, shall include, without limitation, all raw materials, work in process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower therein and thereto.

1.52          “Investment Property” means all “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

1.53          “Lender” has the meaning set forth in the introductory paragraph hereof.

1.54          “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, including rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance.

1.55          “Lien” or “lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other, including, without limitation, liens imposed by any Governmental Authority), claim, charge or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.56          “Loans” means the principal amounts advanced to, made available to, or paid for the benefit of, Borrower as set forth in this Agreement and the other Loan Documents.

1.57          “Loan Documents” means this Agreement, the Note, the Guarantee, the Patent and Trademark Security Agreement, the Collateral Access Agreements, the Intercreditor Agreement, the Subordination Agreements, the Warrant Issuance Agreement, any Control Agreements, and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements, certificates and instruments executed and/or delivered at any time by Borrower or any other Person to Lender pursuant to and in connection with the Loans and this Agreement, as the same may be amended, modified, supplemented, renewed or extended from time to time.

1.58          “Management Consultant” shall have the meaning set forth in Section 9.19.

1.59          "Material Budget Deviation" shall have the meaning set forth in Section 9.18(c) hereof.

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1.60          “Material Adverse Effect” means a material adverse effect on (a) the Business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, (b) the ability of Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral or the rights of Lender therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents, or (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. All determinations of materiality shall be made by the Lender in its reasonable judgment.

1.61          “Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.62          “Maturity Date” means the earlier of (i) the Stated Maturity Date and (ii) the date Lender exercises the right to terminate this Agreement in accordance with Section 4.2.

1.63          “Maximum Credit” shall mean $5,000,000 (subject to adjustment as provided in Section 2.4 hereof).

1.64          “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.65          “Note” has the meaning as set forth in Section 2.1(b) hereof , as the same may be amended, modified, supplemented, renewed or extended from time to time.

1.66          “Noteholders” shall mean the Noteholders set forth on Schedule 1.65 hereto.

1.67          “Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guarantee.

1.68          “Organizational Documents” means, in the case of a corporation, its Articles of Incorporation, Certificate of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership and any partnership agreement; in the case of a limited partnership, its Articles of Limited Partnership and any partnership agreement; in the case of a

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limited liability company, its Articles of Organization and Operating Agreement or Regulations, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; or alternatively, in each case, the legal equivalent thereof in the jurisdiction of its organization, together with all other formation or governing documents, schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements of the foregoing, which are in effect.

1.69          “Patent & Trademark Security Agreement” means a Patent & Trademark Security Agreement, in form and substance acceptable to Lender, executed and delivered by Borrower or any other Credit Party to Lender for recording at the United States Patent and Trademark Office, as the same may be amended, modified, supplemented, renewed or extended from time to time.

1.70          “Payment Intangibles” means all “payment intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

1.71          “Permitted Encumbrances” means the following: (a) Liens granted to Lender or its Affiliates; (b) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); provided, that, (i) no such purchase money security interest or other Lien (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof, (ii) such mortgage, Lien or security interest secures only the cost or obligation to pay the purchase price of such specific Capital Assets only (or the obligations under the capitalized or finance lease), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the lesser of the cost or the fair market value (at the time of the acquisition of the Capital Assets) of the Capital Assets so acquired, and (iv) such purchase money security interest is preapproved in writing by Lender; (c) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (e) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, and which have no effect on the priority of Liens in favor of Lender or the value of the assets in which Lender has a Lien; and (f) [such other Liens as are set forth on Schedule 5.4(a) annexed hereto and made a part hereof].

1.72          “Permitted Indebtedness” means the Indebtedness set forth on Schedule 1.72 annexed hereto and made part hereof.

1.73          “Person” or “person” means, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

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1.74          “Proceeds” has the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance policies (including, without limitation, life insurance, casualty insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.75          “Promissory Note” has the meaning ascribed to such term in the UCC.

1.76          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.77          “Reserves” means, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount available to be borrowed hereunder (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, including the possible non-payment of Accounts for any reason by Account Debtors, (ii) the assets, Business or prospects of Borrower, (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), (iv) the possible diminution of the value of any of the Collateral (including due to the nonpayment of Taxes, assessments, insurance premiums, rents or license payments), or (v) Borrower’s ability to perform its Obligations under the Loan Documents; or (b) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.78          “Responsible Officer” means the President, Chief Executive Officer or Chief Financial Officer of Borrower.

1.79          “SEC” means the United States Securities and Exchange Commission.

1.80          “SEC Reports” has the meaning set forth in Section 9.18 hereof.

1.81          “Securities” has the meaning ascribed to such term in the UCC.

1.82          “Series A Warrants” means the warrants to purchase Common Stock which may be issued after the date hereof to the Lenders and their respective affiliates upon payment of the purchase price therefor as set forth in this Agreement being delivered on the date of this Agreement, which warrants when issued will be substantially in the form attached hereto.

1.83          “Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

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1.84          “Stated Maturity Date” means September __, 2014.

1.85          “Subordination Agreement” means the Subordination Agreement, which shall be in form and substance acceptable to Lender, by and among Lender and each of the Noteholders, as the same may be amended, modified, supplemented, renewed or extended from time to time.

1.86          “Subsidiary” means, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding Equity Interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.87          “Tangible Chattel Paper” has the meaning ascribed to such term in the UCC.

1.88          “Tax” has the meaning set forth in Section 8.12(c).

1.89          “Tax Deduction” has the meaning set forth in Section 8.12(c).

1.90          “Term” has the meaning set forth in Section 4.1.

1.91          “UCC” means the Uniform Commercial Code as presently enacted in New York (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.92          “United States Bankruptcy Code” means Title 11 of the United States Code, as amended or modified, and any successor statute.

1.93          “Warrants” means the Initial Warrants and the Series A Warrants, collectively.

1.94          Rules of Interpretation and Construction. In this Agreement unless the context otherwise requires:

(a)                All terms used herein which are defined in the UCC shall have the meanings given therein unless otherwise defined in this Agreement;

(b)               Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c)                Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d)               Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations, limited

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liability companies or other legal entities, including public or governmental bodies, as well as natural persons;

(e)                Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

(f)                Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g)               If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h)               The terms “herein”, “hereunder”, “hereby”, “hereto”, and any similar terms as used in this Agreement refer to this Agreement; the term “heretofore” means before the date of execution of this Agreement; and the term “hereafter” shall mean after the date of execution of this Agreement;

(i)                 If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j)                 Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

(k)               An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement; and

(l)                 The word “and” when used from time to time herein shall mean “or” or “and/or” if such meaning is expansive of the rights or interests of Lender in the given context.

(m)             All references herein and in the other Loan Documents to times of day shall refer to New York City time, unless otherwise specified to the contrary; and

(n)               No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or his or its counsel having, or being deemed to have, structured or drafted such provision.

Section 2.

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LOANS

2.1              Loans.

(a)                Lender may, subject to the terms and conditions contained herein and the satisfaction of the closing and funding conditions set forth herein, make one or more loans under the line of credit (“Advances”) in the amounts set forth on the Budget for each Budget Period (as defined in Section 9.18) provided that (i) in no event shall the aggregate amount of all outstanding Advances exceed the Maximum Credit, (ii) in no event shall the aggregate amount of all outstanding Advances exceed the projected Loan Balance (as set forth in the Budget) for each projected Budget Period, and (iii) the proceeds of the Advances shall only be used to fund expenses in amounts not to exceed the amounts set forth on the Budget subject to the review and approval of each disbursement by the Management Consultant. Borrower may at its request from time to time borrow, repay and reborrow, under this Section 2.1.

(b)               In addition to the Advances, which have been made by Lender to Borrower pursuant to Section 2.1(a), and so long as no Event of Default exists and is continuing, Borrower may request, with the review and approval of the Management Consultant, and Lender, in its sole discretion, may advance to Borrower, additional Advances in amounts in excess of the amounts otherwise available under Section 2.1(a)), provided that in no event shall the aggregate amount of such Advances together with all outstanding Advances exceed the Maximum Credit.

(c)                Borrower shall request each Advance by written notice to Lender substantially in the form of Exhibit A hereto (each a “Notice of Advance”) given no later than 3:00 p.m. on the Business Day preceding the date of the proposed advance, which shall be executed by both a Responsible Officer and the Management Consultant. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic, electronic, or facsimile requests for an Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

(d)               The obligation of Borrower to repay the Loans shall be evidenced by a note (the “Note”) in the form of Exhibit 2.1(d) hereto and dated the date hereof.

(e)                Borrower shall use the proceeds of the Advances for ongoing business operations and working capital, and to pay certain one-time expenditures set forth in the

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Budget. All disbursements shall be reviewed and approved by the Management Consultant in accordance with the Budget.

(f)                The principal amount of the Loans shall be payable on the Maturity Date.

2.2              Maximum Credit. Subject to the provisions of Section 2.4 below, the aggregate principal amount of the Loans shall not exceed the amount of the Maximum Credit subject to the limitations for Advances set forth in the Budget.

2.3              Term and Repayment.

(a)                Upon the Maturity Date, the obligations of Lender to make Advances and extend other credit hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash (i) all outstanding Advances and all accrued and unpaid interest thereon, (ii) all accrued and outstanding fees, (iii) all outstanding other fees, expenses and other Obligations payable to Lender in accordance with the terms of this Agreement, and (iv) an amount sufficient to enable Lender to hold cash collateral for all indemnification and other Obligations in accordance with the Note and this Agreement.

(b)               Subject to the provisions set forth in Section 4.2 herein, Borrower may voluntarily prepay the entire unpaid principal sum of the Loans without premium or penalty.

2.4              Increase in Maximum Credit.

(a)                As a one-time accommodation to Borrower, Borrower may, at any time, deliver a written request to Lender to increase the Maximum Credit from $5,000,000 to $6,500,000.

(b)               Upon the receipt by Lender of any such written request, Lender shall notify each participant of such request and each participant shall have the option (but not the obligation) to increase the amount of its participation by an amount up to its pro rata share of the amount of the increase in the Maximum Credit requested by Borrower as set forth in the notice from Lender to such Lender. Each participant shall notify Lender within ten (10) days after the receipt of such notice from Lender whether it is willing to so increase its participation, and if so, the amount of such increase; provided, that, no participant shall be obligated to provide such increase in its participation and the determination to increase the participation of a participant shall be within the sole and absolute discretion of such participant. If the aggregate amount of the increases in the participations received from the participants does not equal or exceed the amount of the increase in the Maximum Credit requested by Borrower, Lender or Borrower may seek additional participations from such other Persons as it may determine, after, in the case of the Borrower, consultation with Lender. In the event participants have committed in writing to provide increases in their participations or new participations in an aggregate amount in excess of the increase in the Maximum Credit requested by Borrower or permitted hereunder, Lender shall then have the right to allocate such participations in such amounts and manner as Lender may determine.

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(c)                The Maximum Credit shall be increased by the amount of the increase in participations from participants or new participations from other Persons, in each case selected in accordance with Section 2.4(b) above, for which Lender has received participations on the date requested by Borrower for the increase or such other date as Lender and Borrower may agree (but subject to the satisfaction of the conditions set forth below), effective on the date that Lender notifies Borrower that each of the following conditions have been satisfied (such date being the “Maximum Credit Increase Effective Date”):

(i)                 Lender shall have received from each participant that is providing an additional participation as part of the increase in the Maximum Credit, a participation agreement executed by Lender and such participant;

(ii)               the conditions precedent to the making of Loans set forth in Section 7 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii)             such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate any term or provisions of any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;

(iv)             there shall have been paid to Lender and each participant, in each case, providing an additional participation in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase; and

(v)               there shall have been paid to Lender, for the account of the Lender and participants (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Financing Agreements on or before the effectiveness of such increase to the extent relating to such increase.

(d)               As of a Maximum Credit Increase Effective Date, each reference to the term Maximum Credit herein shall be deemed amended to mean the amount of the Maximum Credit specified in the written notice from Lender to Borrower of the increase in the Maximum Credit.

Section 3.                INTEREST, FEES AND CHARGES

3.1              Interest.

(a)                Interest on Loan. Borrower shall pay interest to Lender on the unpaid principal balance of the Loans at a rate equal to the rate of ten percent (10%) per annum (the “Interest Rate”) and shall be payable in accordance with the Note. All computations of interest shall be made by Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate

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that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)               Interest shall be payable on the outstanding Loans (i) in arrears for the preceding calendar month on the first (1st) day of each calendar month, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand by Lender.

(c)                Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Interest Rate shall automatically be increased by two (2%) percentage points per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(d)               If any interest or any other payment (including Unused Line Fees and Administrative Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

3.2              Cash Management System. On or prior to the Closing Date and until the Maturity Date, Borrower will establish and maintain the cash management system described in Exhibit B hereto. All payments in respect of the Collateral shall be made to or deposited in the blocked or lockbox accounts described in Exhibit B hereto in accordance with the terms thereof.

3.3              Fees. Borrower shall pay Lender the fees set forth in Exhibit C hereto. To the extent such fees and expenses are due and payable on the Closing Date, such fees and expenses shall be deemed fully earned and payable on the date hereof, and shall be paid from Loan proceeds.

3.4              Receipt of Payments. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 3.5) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 3:00PM in New York City on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and Fees, all payments shall be deemed received by Lender one (1) Business Day following receipt of immediately available funds in the Collection Account. For purposes of determining the Loans, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account.

3.5              Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made, Advances on behalf of Borrower

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for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any Advance causes the outstanding balance of the Loan to exceed the amount of Advances available under the Budget, and Borrower agrees to repay immediately, in cash, any amount by which the Loans exceeds the amount of Advances available.

3.6              Accounting. Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations. Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

3.7              Reserves. The amount of Advances available to be borrowed shall be subject to Lender’s continuing right to withhold reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender’s good faith credit judgment such reserves are necessary. Lender may, at its option, implement reserves by reducing the amount of an Advance by the amount of the intended reserves.

3.8              Costs and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, defense and enforcement of the Loan Documents, Lender's rights in the Collateral, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all costs and expenses of filing or recording (including UCC Financing Statement and, if applicable, mortgage filing fees); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges; (c) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks; and (d) all costs, fees and disbursements of counsel to Lender. If any fees, costs or charges payable to Lender hereunder are not paid when due, such amounts shall be added to the principal amount of the Loans and accrued interest until paid.

3.9              Savings Clause. It is intended that the Interest Rate shall never exceed the maximum rate, if any, which may be legally charged in the State of New York for loans made to

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corporations (the “Maximum Rate”). If the provisions for interest contained in the Note would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to the Borrower.

Section 4.                SECTION 4. TERM.

4.1              Term. This Agreement shall continue from the date hereof up to the Stated Maturity Date.

4.2              Early Termination

(a)                Lender shall have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(b)               In the event the outstanding balance of the Loans are repaid, in cash, on or prior to the Stated Maturity Date, Lender retains the right either to (x) convert into Series A Warrants a portion of the outstanding balance of the Loans in an amount not to exceed $1,625,000, or (z) purchase Series A Warrants in an amount up to $1,625,000 in accordance with the terms set forth in Exhibit C hereto.

Section 5.                SECTION 5. COLLATERAL.

5.1              Security Interests in Borrower’s Assets. As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants and conveys to Lender a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property and assets of Borrower, whether real or personal, tangible or intangible, and the Proceeds and products thereof (which property, assets and Proceeds, together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the “Collateral”), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender, and including the following:

(a)                Accounts;

(b)               Chattel Paper;

(c)                Commercial Tort Claims;

(d)               Deposit Accounts;

(e)                Documents;

(f)                Equipment;

(g)               Fixtures;

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(h)               General Intangibles ((including, without limitation the website domain names set forth on Schedule 8.22 hereto, all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software);

(i)                 Goods;

(j)                 Instruments;

(k)               Inventory;

(l)                 Investment Property;

(m)             Letter-of-Credit Rights;

(n)               Promissory Notes;

(o)               cash monies;

(p)               tax and duty refunds;

(q)               all Supporting Obligations

(r)                 All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person);

(s)                All of Borrower’s real property as well as any and all fixtures and improvements thereto, and any and all interests therein, wherever located; and

(t)                 Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

5.2              Financing Statements. Borrower hereby authorizes Lender to file Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel, and hereby ratifies any actions taken by Lender prior to the date hereof to file such Financing Statements. Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Lender such instruments and/or documentation evidencing items of Collateral, as may be requested by Lender to better secure or perfect Lender's security interest in the Collateral or any Lien with respect thereto. Borrower acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing

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Statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender. In addition, Borrower hereby authorizes Lender to record the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral.

5.3              License Grant. On the date hereof, Borrower shall grant to Lender, as collateral security for the prompt and complete payment and performance when due of the Obligations, all of the Borrower’s right, title and interest in and to the Intellectual Property. Subject to the terms of the Patent and Trademark Security Agreement, upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under, any Intellectual Property now or hereafter owned by or licensed to Borrower, and wherever the same may be located, including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of said trademarks and service marks.

5.4              Representations, Warranties and Covenants Concerning the Collateral. Borrower covenants, represents and warrants (each of which such representations and warranties shall survive execution and delivery of this Agreement and shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

(a)                (i) All of the Collateral is owned by Borrower free and clear of all Liens (including any claim of infringement) except those in Lender’s favor and Permitted Encumbrances and (ii) none of the Collateral is subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien, except as set forth in Schedule 5.4(a) hereto.

(b)               Borrower shall not encumber, mortgage, pledge, assign or grant any Lien upon any Collateral or any other assets to anyone other than the Lender and except for Permitted Encumbrances.

(c)                The Liens granted pursuant to this Agreement, upon the filing of Financing Statements in respect of Borrower in favor of the Lender in the applicable filing office of the state of organization of Borrower, the recording of the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral which is created under such laws, constitute valid perfected first priority security interests in all of the Collateral in favor of the Lender, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof.

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(d)               No security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.

(e)                Borrower shall not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business and (ii) the disposition or transfer in the ordinary course of business of Equipment if consented to in advance in writing by Lender, in Lender’s sole discretion, and then only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Lender’s security interest or are used to repay the Obligations, as determined by Lender.

(f)                It shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Lender, (ii) the prompt (but in no event later than three (3) Business Days following the Lender’s request therefor) delivery to the Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification to third parties of the Lender’s interest in Collateral at the Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Lender’s interests in the Collateral.

(g)               It shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify the Lender of any Commercial Tort Claim acquired by it and, unless otherwise consented to by the Lender, it shall enter into a supplement to this Agreement granting to the Lender a Lien in such Commercial Tort Claim for the benefit of Lender.

(h)               Borrower shall perform in a reasonable time all other steps requested by the Lender to create and maintain in the Lender’s favor a valid perfected first Lien in all Collateral.

(i)                 Borrower shall notify the Lender promptly, and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any material delay in its performance of any of its obligations to any Account Debtor; (ii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iii) of any allowances, credits and/or monies granted by it to any Account Debtor; (iv) of all material adverse information relating to the financial condition of an Account Debtor; (v) of any material return of Goods; and (vi) of any loss, damage or destruction of any of the Collateral.

(j)                 Schedule 5.4(j) hereto contains a true and complete list of all Equipment owned by Borrower. Borrower owns no Equipment other than as set forth in such Schedule 5.4(j). Borrower shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof

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so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a fixture to real estate or accessions to other personal property.

(k)               Schedule 5.4(k) hereto lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 5.4(k)) without providing Lender with written notification thereof and providing similar information related thereto.

(l)                 On the date hereof, its exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office and all other offices or locations out of which it conducts business or operations, are specified on Schedule 5.4(l) hereto. It has furnished to the Lender its Organizational Documents and long-form good standing certificate as of a date which is within thirty (30) days of the date hereof. It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 5.4(l) hereto, the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed. Except as specified on Schedule 5.4(l) hereto, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or company structure in any way (e.g., by merger, consolidation, change in form or otherwise) within the last five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(m)             Borrower shall maintain and keep all of its books and records concerning the Collateral at its executive offices listed in Schedule 5.4(l) hereto.

(n)               Borrower will not, except with Lender’s prior written consent and upon delivery to the Lender of all additional financing statements and other documents and legal opinions requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Schedule 5.4(l) hereto; or (ii) change its name, identity or organizational structure.

(o)               None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower’s doing of the same.

(p)               (i) All Accounts represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) no Account is subject to any present, future contingent offsets or counterclaims, and (iii) no Account represents bill and hold sales, consignment sales, guaranteed

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sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the applicable Borrower. Borrower has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to the Lender in writing.

(q)               On the Closing Date, Borrower shall execute and deliver a Power of Attorney in the form attached as Exhibit 5.4(q) hereto. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable. The powers conferred on Lender under the Power of Attorney are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrower also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (A) indicate the Collateral (1) as all assets of Borrower (or any portion of Borrower’s assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower’s rights under Section 9-509(d)(2) of the Code.

Section 6.                CONDITIONS TO INITIAL ADVANCE.

The obligation of Lender to make the initial Advance shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1              Loan Documents. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect as of the date hereof.

6.2              Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement and in other Loan Documents shall be true and correct in all material respects as of the date hereof, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof.

6.3              The Budget. Borrower shall have delivered to Lender a Budget, which is in form and substance acceptable to Lender.

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6.4              Certified Copies of Formation Documents. Lender shall have received from Borrower, certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of the Organizational Documents of Borrower in effect on such date of certification.

6.5              Proof of Action. Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate action taken by Borrower to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

6.6              Legal Opinion. Lender shall have received a written legal opinion, addressed to Lender, dated the date hereof, from counsel for Borrower. Such legal opinion shall be acceptable to Lender and its counsel.

6.7              Collateral. Lender shall have obtained a first priority, perfected security interest in the Collateral of Borrower.

6.8              Insurance. Lender shall have received evidence of insurance, additional insured and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as additional insured and loss payee.

6.9              Validity of Collateral Representation. Lender shall have received a statement by the appropriate officers of Borrower which shall represent and certify the validity of the Collateral.

6.10          IRS Form 4506. Lender shall have received from Borrower an executed Form 4506 to be submitted to the Internal Revenue Service which shall grant Lender access to Borrower’s tax returns.

6.11          IRS Form W-9. Lender shall have received from Borrower an executed Form W-9 to be submitted to the Internal Revenue Service which shall allow Lender to verify Borrower’s tax identification number(s).

6.12          Pay Proceeds Letter. Borrower shall have delivered to Lender a pay proceeds letter with respect to the disbursement of the proceeds of the initial Loans in form and substance satisfactory to Lender, which letter shall provide for, among other things, the payment or reimbursement of all costs and expenses incurred by Lender in connection with this Agreement and the other Loan Documents.

6.13          No Event of Default. No event shall have occurred on or prior to the date of the initial Loan by Lender hereunder and be continuing on the date of each such initial Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any other Loan Document; and, Lender

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shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

6.14          Intercreditor Agreement. Lender shall have received an Intercreditor Agreement executed and delivered by Hanover Holdings, LLC, which is in form and substance acceptable to Lender.

6.15          Subordination Agreements. Lender shall have received Subordination Agreements executed and delivered by each Noteholder, which Subordination Agreements are in form and substance acceptable to Lender.

6.16          Warrants. Lender and its affiliates shall have received the Initial Warrants issued in favor of Lender and its affiliates, which shall be exercisable initially for an aggregate of 7,500,000 shares of Common Stock at an exercise price of $0.35 per share, in each case subject to adjustment as provided in the Initial Warrant.

6.17          Guarantee. Lender shall have received the Guarantee executed and delivered by Guarantor in form and substance acceptable to Lender, together with any collateral security documents requested by Lender to secure certain assets of Guarantor located in Europe.

6.18          Management Consultant and Financial Advisor. Lender shall have received executed copies of each of the Management Consulting Retention Agreement with Hofflich and Associates and the Financial Advisor Engagement Letter with Max Value Advisors, LLC.

6.19          Participation. Lender shall have (a) entered into participation agreements with participants in an aggregate amount of not less than the Maximum Credit, which participation agreements shall be in form and substance satisfactory to Lender, and (b) received from each such participant, in immediately available funds, the amount of such participant’s participation in the Loans, which may be advanced from time to time by Lender in accordance with the terms hereof.

6.20          Additional Deliveries. Borrower shall have delivered to Lender such other instruments, documents and certificates reasonably requested by Lender.

Section 7.                CONDITIONS TO MAKING ALL LOANS.

The obligations of Lender to make all Loans hereunder shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the conditions set forth in Section 6 and, in addition, the following conditions precedent:

7.1              Applications and Compliance. The application for such Loans shall have been made by Borrower to Lender in accordance with the applicable provisions of this Agreement and in compliance with all provisions of this Agreement.

7.2              Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall have been true and correct in all material respects when made (provided that

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any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of each Loan by Lender hereunder and shall be true and correct in all respects on and as of each such date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior to the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer of Borrower with respect to the foregoing in form and substance satisfactory to Lender.

7.3              Performance, etc. Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement and in any other Loan Documents on the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender. No event shall have occurred on or prior to the date of each Loan by Lender hereunder and be continuing on the date of each Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any other Loan Document, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

7.4              Material Adverse Effect. No event or circumstance shall have occurred and be continuing that has had or reasonably could be expected to have a Material Adverse Effect

Section 8.                REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loans contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

8.1              Existence:

(a)                Borrower (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation or limited liability company, (iii) has all requisite corporate or limited liability company power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged and (iv) Borrower has been issued all required federal, state and local licenses, certificates or permits necessary, required or appropriate to the operation of its business.

(b)               Borrower has corporate or limited liability company power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of such documents.

8.2              No Violation, etc. The execution and delivery by Borrower of the Loan Documents to which Borrower is a party, the performance by Borrower of all of its agreements

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and obligations under each of such documents, and the incurring by Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate or limited liability company actions on the part of Borrower and, if required, its shareholders, and do not and will not (a) contravene any provision of Borrower’s Organizational Documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the property of Borrower under, any agreement, mortgage or other instrument to which Borrower is or may become a party, (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) other than waivers required from Borrower’s landlords require any waivers, consents or approvals by any third party, including any creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

8.3              Binding Effect of Documents, etc. Borrower has duly executed and delivered each of the Loan Documents to which Borrower is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of Borrower as contained in each of the Loan Documents constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

8.4              No Events of Default.

(a)                No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b)               Borrower is not in default under any Material Contract to which Borrower is a party or by which Borrower or any property of Borrower is bound.

(c)                Borrower’s execution, delivery and performance of and compliance with this Agreement and the other Loan Documents will not, with or without the passage of time or giving of notice, result in any material violation of law, or be in conflict with or constitute a default under any term or provision, or result in the creation of any Lien upon any of Borrower’s properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal, of any permit, license, authorization or approval applicable to Borrower, or any of its businesses or operations or any of its assets or properties.

8.5              No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

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8.6              No Proceedings. Except as set forth on Schedule 8.6 hereto, there are no judgments, actions, suits, or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party

8.7              No Violations of Laws; Licenses and Permits. Borrower has conducted, and is conducting, its Business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations. Neither Borrower nor any officer, director, manager, member or shareholder of Borrower is or has been charged with, or so far as is known by Borrower, is under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect. Borrower has been issued all required federal, state and local licenses, certificates or permits required for the operation of its business.

8.8              Use of Proceeds of the Loans. Proceeds from the Loans shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Loans shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation. In particular, without limitation of the foregoing, no part of the proceeds from the Loans is intended to be used to acquire any publicly-held stock of any kind.

8.9              Financial Statements; Indebtedness.

(a)                The balance sheet of Borrower as of November 30, 2012, and the related statement of operations, stockholders’ equity and cash flows (together with the related notes) for the year ended February 28, 2012, and the balance sheet of Borrower and the related statement of operations, stockholders’ or members’ equity and cash flows (together with the related notes) for the nine (9)-month period ended November 30, 2013 (collectively, the “Financial Statements”) fairly present, as of the date thereof, the financial position of Borrower, and the results of its operations, cash flows and stockholders’ equity in all material aspects.

(b)               Except as shown on the most recent Financial Statements, (i) Borrower has no other Indebtedness as of the date hereof, and (ii) Borrower has no liabilities, contingent or otherwise, except those which, individually or in the aggregate, are not material to the financial condition or operating results of Borrower.

8.10          Changes in Financial Condition. Since the Balance Sheet Date, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of Borrower. Since the Balance Sheet Date, Borrower has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) except as set forth on Schedule 8.10 hereto, engaged in any transaction with any Affiliate or (v) engaged in any other transaction outside of the ordinary course of business.

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8.11          Equipment. Borrower shall keep its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

8.12          Taxes and Assessments.

(a)                Except as set forth on Schedule 8.12 hereto, (i) Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due, and (ii) Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

(b)               Borrower shall make all payments to be made by it hereunder without any Tax Deduction (as defined below), unless a Tax Deduction is required by law. If Borrower is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it shall promptly notify Lender. If a Tax Deduction is required by law to be made by Borrower, the amount of the payment due from Borrower shall be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If Borrower is required to make a Tax Deduction, Borrower shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law. Within thirty (30) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower shall deliver to Lender evidence satisfactory to Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c)                “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

8.13          ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

8.14          Environmental Matters.

(a)                Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all Environmental Laws.

(b)               Borrower has been issued all required federal, state and local licenses, certificates or permits required under Environmental Laws for the operation of its business.

8.15          United States Anti-Terrorism Laws; Holding Company Status.

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(a)                In this Section 8.15:

“Anti-Terrorism Law” means each of: (i) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b)               Borrower is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920; (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c)                To the best of Borrower’s knowledge, Borrower (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

(d)               Borrower has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

8.16          Representations, Warranties and Covenants Concerning the Collateral. The representations and warranties of Borrower set forth in Section 5.4 hereof are incorporated in this Section 8.16 by reference.

8.17          Books and Records. Borrower maintains its chief executive office and its books and records related to its Accounts, Inventory and all other Collateral at its address set forth in Schedule 5.4(l) hereto.

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8.18          Ownership and Control. All of the issued and outstanding capital Equity Interests of Borrower are owned beneficially and of record according to the percentages set forth in Schedule 8.18 hereto.

8.19          Insurance. As of the Closing Date, Schedule 8.19 hereto lists all insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (i) “All Risk” and business interruption insurance policies naming Lender loss payee, and (ii) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender’s request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person’s insurance policies.

8.20          Deposit and Disbursement Accounts. Schedule 5.4(k) hereto lists all banks and other financial institutions at which Borrower, or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

8.21          Changes. Since the Balance Sheet Date, except as disclosed in Schedule 8.21 hereto, with respect to Borrower, there has not been:

(a)                any change in its business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(b)               any resignation or termination of any of its officers, key employees or groups of employees;

(c)                any material change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

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(d)               any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)                any waiver by it of a valuable right or of a material debt owed to it;

(f)                any direct or indirect loans made by it to any of its stockholders, managers, members, employees, managers, officers or directors, other than advances made in the ordinary course of business;

(g)               any material change in any compensation arrangement or agreement with any employee, officer, manager, director or equity holder;

(h)               any declaration or payment of any dividend or other distribution of its assets;

(i)                 any labor organization activity related to it;

(j)                 any debt, obligation or liability incurred, assumed or guaranteed by it, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)               any sale, assignment, transfer, abandonment or other disposition of any Collateral other than Inventory in the ordinary course of business;

(l)                 any change in any Material Contract to which it is a party or by which it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)             any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)               any arrangement or commitment by it to do any of the acts described in subsection (a) through (m) of this Section 8.21.

8.22          Intellectual Property.

(a)                Except for Permitted Encumbrances, (i) Borrower holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and Borrower holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (ii) the use of the Intellectual Property by Borrower does not, to the knowledge of Borrower, violate or infringe on the rights of any other Person; (iii) Borrower has not received any notice of any conflict between the asserted rights of others and Borrower with respect to any Intellectual Property; (iv) Borrower has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (v) Borrower is in compliance with

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all material terms and conditions of its agreements relating to the Intellectual Property; (vi) Borrower is not, and since the Balance Sheet Date has not been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by Borrower of any Intellectual Property nor has Borrower been notified of any alleged claim of infringement or misappropriation by Borrower of any Intellectual Property; (vii) to the knowledge of Borrower, none of the products or services Borrower is researching, developing, proposes to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (viii) none of the trademarks and service marks used by Borrower, to the knowledge of Borrower, infringes the trademark or service mark rights of any third party; and (ix) to Borrower’s knowledge, none of the material processes and formulae, research and development results and other know-how relating to Borrower's business, the value of which to Borrower is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(b)               Schedule 8.22 hereto sets forth a true and complete list of (i) all Intellectual Property owned or claimed by Borrower, together with any and all registration or application numbers for any Intellectual Property filed or issued by any Intellectual Property registry (and, in the case of any and all domain names registered by or on behalf of Borrower, the names of the registrar(s) thereof) and (ii) all Intellectual Property licenses which are either material to the business of Borrower or relate to any material portion of Borrower’s Inventory, including licenses for standard software having a replacement value of more than $10,000. None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to Borrower. Borrower shall update such Schedule 8.22 upon each new claim, use, registration or application of or for Intellectual Property by Borrower, and upon Borrower becoming the licensee under any license described in the foregoing clause (b)(ii).

8.23          Employees. Borrower has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Borrower’s knowledge, threatened with respect to Borrower. Except as set forth in Schedule 8.23 hereto, Borrower is not a party to or bound by any currently effective deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Borrower’s knowledge, no employee of Borrower, nor any consultant with whom Borrower has contracted, is in violation of any material term of any employment contract or any other contract relating to the right of any such individual to be employed by, or to contract with, Borrower or to receive any benefits; and, to Borrower’s knowledge, the continued employment by Borrower of its present employees, and the performance of Borrower’s contracts with its independent contractors, will not result in any such violation. Except for employees who have a current effective employment agreement with Borrower, as set forth in Schedule 8.23 hereto, no employee of Borrower has been granted the right to continued employment by Borrower or to any material compensation following termination of employment with Borrower. Borrower is not aware that any officer, director, manager, partner, key employee or group of employees intends to terminate his, her or their employment with Borrower, nor does Borrower have a present intention to terminate any of the same.

8.24          Tax Status. Borrower (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is

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subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes payable by Borrower claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

8.25          Capitalization.

(a)                Except as disclosed in the SEC Reports, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other arrangements or agreements of any kind for the purchase or acquisition from either Borrower of any of their securities.

(b)               All of Borrower’s issued and outstanding securities: (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) were issued in compliance with all applicable state and federal laws.

(c)                The issuance of the Warrants has been duly authorized by all requisite action and the Warrants when issued as provided in this Agreement shall be validly issued and fully paid and will be free of any Liens.

(d)               The shares of Common Stock issuable pursuant to the Warrants have been duly and validly reserved for issuance. When issued in accordance with the provisions of the Warrants, such shares will be validly issued, fully paid and non-assessable, and will be free of any Liens.

8.26          Representations and Warranties: True, Accurate and Complete. None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

8.27          SEC Reports. The SEC Reports do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

8.28          Fees; Brokers; Finders. There are no fees, commissions or other compensation due to any third party acting on behalf of or at the direction of Borrower in connection with the Loan Documents except as set forth on Schedule 8.28 hereto. All negotiations relative to the Loan Documents, and the transactions contemplated thereby, have been carried on by the Borrower with the Lender without the intervention of any other person or entity acting on behalf of the Borrower, and in such manner as not to give rise to any claim against the Borrower or the Lender for any finder's fee, brokerage commission or like payment

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due to any third party acting on behalf of or at the direction of Borrower, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Borrower and the Borrower shall pay, and indemnify the Lender for, the same.

Section 9.                AFFIRMATIVE COVENANTS.

Until the indefeasible payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

9.1              Notify Lender. Borrower shall promptly, and in any event within three (3) Business Days of determining of any of the following, inform Lender (a) if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any respect, (b) of all material adverse information relating to the financial condition of Borrower; (c) of any material return of goods; (f) of any loss, damage or destruction of any of the Collateral, and (d) the occurrence of an Event of Default or a Material Adverse Effect.

9.2              Change in Directors or Officers. Borrower shall promptly notify Lender of any changes in Borrower’s directors and/or executive officers of Borrower.

9.3              Pay Taxes and Liabilities; Comply with Agreement. Borrower shall promptly pay, when due, or otherwise discharge, all Indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to its employees as wages or salaries or to Lender and Governmental Authorities however created, incurred, evidenced, acquired, arising or payable, including, without limitation, the Obligations, income taxes, excise taxes, sales and use taxes, license fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower’s balance sheet for the payment of same.

9.4              Observe Covenants, etc. Borrower shall observe, perform and timely comply with the covenants, terms and conditions of this Agreement and the other Loan Documents, including without limitation the Warrants.

9.5              Registration of the shares of Common Stock issuable upon exercise of the Warrants. Among other covenants in the Warrants is a covenant to promptly register the shares of Common Stock issuable upon exercise of the Warrants. The Borrower shall commence appropriate action to do so and file a Registration Statement with respect to such shares within three months of the date of this Agreement and thereafter shall take all appropriate actions to cause such Registration Statement to become effective as soon thereafter as may be practicable.

9.6              Maintain Corporate Existence and Qualifications. Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to

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benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

9.7              Financial Reports and other Information and Documents to be Furnished to Lender. Borrower shall deliver or cause to be delivered to Lender:

(a)                Annual Financial Statements. Annual financial statements of Borrower, certified by the Chief Financial Officer of each and reviewed by an outside accounting firm acceptable to Lender, as soon as available, but in any event within ninety (90) days after the end of Borrower’s Fiscal Year during the Term. Such financial statements shall (x) fairly present the financial position of Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) be prepared in accordance with GAAP.

(b)               Quarterly Financial Statements. Quarterly financial statements of the Borrower, as soon as available but in any event no later than forty-five (45) days after the close of each calendar quarter, the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(c)                Monthly Financial Statements. Not later than twenty (20) days after the end of each calendar month, the unaudited balance sheets and the related statements of income of Borrower, certified by the Chief Financial Officer of Borrower, subject to year-end audit adjustments, with an aging schedule for all accounts receivable and accounts payable, together with such other information with respect to the business of Borrower as Lender may request.

(d)               Other Weekly Reports. Weekly aging schedule for all accounts receivable and accounts payable, and inventory schedules and financial projections, in such form and at such intervals as Lender may request.

(e)                Notice of Litigation, Judgments, Environmental, Health or Safety Complaints.

(i)                 Immediately after commencement thereof, notice in writing of all litigation and of all proceedings before any Governmental Authority affecting the Borrower or any of its assets;

(ii)               Within three (3) Business Days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any cross claim or counterclaim seeking monetary damages from Borrower in an amount exceeding $10,000; and

(iii)             Within three (3) Business Days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or

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any other environmental, health or safety matter, which adversely affect Borrower. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(f)                Other Information. Upon demand,

(i)                 Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

(ii)               All information received by Borrower affecting the financial status or condition of any Account Debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts; and

(iii)             An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

(g)               SEC Filings. Within one (1) Business Day of filing with the SEC, all SEC Reports

(h)               Additional Information. From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

9.8              Comply with Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any respect its ability to perform its obligations or any security given to secure its obligations.

9.9              Insurance Required.

(a)                Borrower shall cause to be maintained, in full force and effect on all property of Borrower including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is reasonably satisfactory to Lender, including, but without limitation, business interruption, liability, casualty, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, and hazard insurance and, if as of the date hereof, any of the leased real property of Borrower is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then Borrower shall maintain flood insurance. Said policy or policies shall:

(i)                 Be in a form and with insurers which are satisfactory to Lender;

(ii)               Be for such risks, and for such insured values as Lender or its assigns may reasonably require in order to replace the property in the event of actual or constructive total loss;

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(iii)             Designate Lender as additional insured and loss payee as Lender’s interest may from time to time appear;

(iv)             Contain a “breach of warranty clause” whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assignee;

(v)               Provide that they may not be canceled or altered without thirty (30) days prior written notice to Lender; and

(vi)             Upon demand, be delivered to Lender.

(b)               Borrower shall obtain such additional insurance as Lender may reasonably require.

(c)                Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

(d)               Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

(e)                In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

9.10          Condition of Collateral; No Liens. Borrower shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances, and shall not permit Collateral to become a fixture to real estate or accessions to other personal property.

9.11          Payment of Proceeds. Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds (insurance or otherwise) over to Lender for application against the Obligations in such order and manner as Lender may elect.

9.12          Records. Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account, which records shall be maintained at its executive offices as set forth on Schedule 5.4(l) hereto.

9.13          Delivery of Documents. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, then Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower’s behalf.

9.14          United States Contracts. If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify

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Lender and, if requested by Lender, execute any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

9.15          Further Assurances. Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents (including, without limitation, the Lender’s receipt of original title certificates of motor vehicles included in the Collateral and subject to certificate of title statutes in the United States) all in the form of substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt (but in no event later than three (3) Business Days following Lender’s request therefor) delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender’s interest in Collateral at Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s and/or Lender’s respective and several interests in the Collateral.

9.16          Indemnification. Borrower shall indemnify, protect, defend and save harmless Lender, as well as Lender's directors, officers, trustees, employees, agents, attorneys, members and shareholders (hereinafter referred to collectively as the “Indemnified Parties” and individually as an “Indemnified Party”) from and against (a) any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, by third parties (including, without limitation, claims of brokers and finders), including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loans, the transactions contemplated herein and the Loan Documents, and (b) any and all losses, damages, expenses or liabilities sustained by Lender in connection with any Environmental Liabilities and Costs. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement

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or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

9.17          Publicly Traded Common Stock.

(a)                Listing. Borrower shall (a) do all things necessary for the continuation of its listing or quotation, as applicable, on the trading market upon which shares of its Common Stock are listed or quoted, as applicable, which on the date hereof is the OTCQB; and (b) comply in all material respects with its reporting, filing and other obligations under the by-laws or rules of the Financial Industry Regulatory Authority and other regulatory authorities, as applicable.

(b)               Disclosure Controls. Borrower shall maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) designed to ensure that information required to be disclosed by Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC and there shall not be any weakness in any such disclosure controls or Financial Reporting Controls, except as so disclosed in any 1934 Act Filings or to Lender and, to the extent so disclosed, shall use its reasonable efforts to promptly remedy any such weakness.

(c)                Compliance with Laws. Neither Borrower nor any of its Subsidiaries shall be in violation of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the trading market promulgated thereunder in respect of the conduct of its business or the ownership of its properties which will have, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

9.18          Reports and Financial Statements. (a) Borrower shall prepare and timely file and distribute as appropriate all proxy statements, financial reports and other documents required to be filed by it under the 1934 Act (collectively, the “SEC Reports”); (b) each SEC Report shall be, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in such SEC Reports, as of their respective filing dates, shall contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) such financial statements shall be prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and shall fairly present in all material respects the financial condition, the results of operations and cash flows of Borrower and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

9.19          Budget.

(a)                Borrower has prepared and delivered to Lender the Budget. The Budget has been reviewed by Borrower and sets forth for each of the semi-monthly periods

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covered thereby (the “Budget Period”): (i) projected receipts (Sources of Funds) for each Budget Period, (ii) projected cash disbursements (Uses of Funds) for each Budget Period, (iii) projected aggregate principal amount of outstanding Advances (Loan Balance) for each Budget Period, and (iv) projected Advances (Loan Advances) available to Borrower under the terms and conditions of the Loan Agreement for each Budget Period (collectively, the "Projected Information"). In addition to the Budget, by no later than 5:00 p.m. (Eastern time) on the Tuesday of each week commencing on March 31, 2013, Borrower shall furnish to Lender, in form and substance satisfactory to Lender, a report in the form attached hereto as Exhibit 9.18(a) that sets forth for the immediately preceding Budget Period and on a cumulative basis a comparison of the actual Total Sources of Funds, actual Total Use of Funds, actual Advances and actual Loan Balances to the corresponding items in the Projected Information for such Budget Periods set forth in the Budget on a cumulative, roll-forward basis, together with a certification from the chief financial officer of the Borrower that no disbursements, other than as set forth on the Budget, have been made and no Material Budget Deviation has occurred.

(b)               Borrower acknowledges, confirms and agrees that commencing with the trailing bi-monthly period ending on March 31, 2013 and for the trailing semi-monthly period ending on the 15th and the end of each month thereafter: (i) the actual aggregate Total Sources of Funds received during such period shall not be less than ninety (90%) percent of the projected aggregate Total Sources of Funds during such period in the Budget, (ii) the actual aggregate Total Use of Funds during such period shall not be more than one hundred and ten (110%) of the projected aggregate Total Use of Funds during such period in the Budget, (iii) the actual aggregate amount of Advances available to Borrowers as of the end of such period shall not be less than the projected amount of Advances available to Borrowers as of the end of such period, or (vi) the actual aggregate principal amount of outstanding Loans as of the end of such period shall not be more than the projected aggregate principal amount of outstanding Loans as of the end of such period.

(c)                Each Borrower and Guarantor hereby confirms, acknowledges and agrees that (i) a failure to maintain the minimum deviations in the Budget as set forth in Section 9.18(b) hereof shall constitute a material deviation from the Budget and an additional Event of Default (each, a "Material Budget Deviation") and (ii) the failure to deliver reports with respect to any Budget, in form and substance satisfactory to Lender, as provided in Section 9.18(a) hereof, shall constitute an Event of Default; provided, that, Lender shall not exercise any rights or remedies as a result of the occurrence of a Material Budget Deviation unless (x) such Material Budget Deviation occurs during two (2) consecutive Budget Periods, (y) the Material Budget Deviation for such two (2) consecutive Budget Periods is not cured during the fifteen (15) consecutive day period immediately following the second consecutive Budget Period in which such Material Budget Deviation occurs, and (z) no other Default or Event of Default is in existence; except, that, Lender may, in all cases, exercise such rights or remedies in the event of the occurrence of a Material Budget Deviation in more than five (5) Budget Periods during the Term of this Agreement. Lender is relying upon the Borrowers' delivery of, and compliance with, the Budget in accordance with this Section 9.18 in determining to enter into the financing arrangements provided for herein.

(d)               In the event that actual receipts of Sources of Funds exceeds projected Sources of Fund by twenty (20%) percent or more in any two (2) consecutive Budget

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Periods or in the aggregate for the cumulative prior Budget Periods, Borrower shall prepare, with the assistance, review and approval of the Management Consultant, a revised Budget, which, once approved by Lender, shall replace the existing Budget and be deemed the Budget for purposes of this Agreement from that point forward.

9.20          Retention of Management Consultant

(a)                Borrower shall retain Hofflich & Associates or such other consulting firm acceptable to Lender ("Management Consultant"), on terms and conditions acceptable to Lender, as its management consultant to, among other things, assist Borrowers in managing its operations and financial affairs in connection with conducting Borrower’s operations. Management Consultant shall assist Borrower in the preparation and compliance with the Budget, including the preparation of all reports submitted to Lender and shall be authorized to review and approve the expenditure of all cash disbursements by Borrower prior to payment and to review and approve all Advance requests.

(b)               The Agreement providing for the retention of the Management Consultant shall not be amended, modified, supplemented or terminated without the prior written consent of Lender. The Management Consultant and the scope and nature of the engagement of the Management Consultant shall at all times be acceptable to Lender, in its discretion, including, without limitation, the Management Consultant’s authority to review and approve all cash disbursements and requests for Advances in connection with conducting the Borrowers’ operations. Borrower agrees to provide the Management Consultant with complete and full access to all of its books and records and premises and agrees to cooperate fully with the Management Consultant. Borrower hereby authorizes and directs (which authorization and direction shall be irrevocable during the term of the Management Consultant’s retention agreement) the Management Consultant to share with Lender all budgets, records, projections, financial information, reports and other information relating to the Collateral and the financial condition or operations of the business of Borrower.

(c)                The parties hereto acknowledge and agree that it shall constitute an Event of Default if the Management Consultant resigns or is terminated by Borrower and is not promptly (but in any case within fourteen (14) calendar days of such resignation or termination) replaced with another firm acceptable to Lender, on term and conditions acceptable to Lender.

Section 10.            NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

10.1          Change of Control; No Creation of Subsidiaries. Borrower will not consolidate with, merge with, or acquire the stock or a material portion of the assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise if any such action results in a Change of Control (as defined below). Borrower will not create or permit to exist any Subsidiary unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Lender as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required

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by Lender, including, without limitation, to grant to Lender a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations. In addition, Borrower will not acquire a material portion of the assets of any entity in a manner that is not addressed by the foregoing provisions of this Section 10.1 if such action would impair Lender’s rights hereunder or in the Collateral.

A “Change of Control” shall be deemed to have occurred if:

(i)                 any “Person,” which shall mean a “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act, or group of Persons, other than Persons that are holders of voting securities of the Borrower as of the date of the execution of this Agreement, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Borrower representing 50% or more of the combined voting power of Borrower’s then outstanding voting securities;

(ii)               individuals, who at the Closing Date constitute the Board of Directors or the managers of Borrower, and any new director whose election by the Board of Directors of Borrower, or whose nomination for election by Borrower’s equity holders, was approved by a vote of at least one-half (1/2) of the directors or managers then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors or managers of Borrower;

(iii)             the stockholders or members of Borrower approve (I) a plan of complete liquidation of Borrower or (II) the sale or other disposition by Borrower of all or substantially all of Borrower’s assets; or

(iv)             a merger or consolidation of Borrower with any other entity is consummated, other than:

(A)             a merger or consolidation which results in the voting securities of Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

(B)              a merger or consolidation which would result in the directors or managers of Borrower (who were directors or managers immediately prior thereto) continuing to constitute more than 50% of all directors or managers of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), “surviving entity” shall mean only an entity in which all of Borrower’s equity holders immediately before such merger or consolidation (determined without taking into account any equity holders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors or managers of Borrower (who were directors or managers immediately prior thereto)” shall include only individuals who were directors or managers of Borrower at the Closing Date.

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10.2          Disposition of Assets or Collateral. Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than the sale of Inventory in the ordinary course of business or the sale of Equipment in accordance with Lender’s prior written consent under Section 5.4(e) hereof.

10.3          Other Liens. Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents; and (b) the Permitted Encumbrances.

10.4          Other Liabilities. Borrower will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (i) Obligations to Lender, (ii) debt expressly subordinated to Borrower’s Obligations to Lender pursuant to a subordination agreement in form and substance satisfactory to Lender, (iii) Permitted Indebtedness, or (iv) Indebtedness incurred in connection with any of the Permitted Encumbrances.

10.5          Loans. Borrower will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business, with outstanding advances to any employee not to exceed $1,000 at any time without the prior written consent of Lender.

10.6          Guaranties. Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.7          Transfers of Notes or Accounts. Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to Borrower, with or without recourse.

10.8          Dividends. Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock or other Equity Interests without the prior written consent of Lender.

10.9          Payments to Affiliates. Except as set forth in Schedule 10.9 hereto, or as otherwise approved by Lender in writing in advance, Borrower shall not make any payments of cash or other property to any Affiliate.

10.10      Modification of Documents. Borrower will not change, alter or modify, or permit any change, alteration or modification of its Organizational Documents in any manner that might adversely affect Lender’s rights hereunder as a secured lender or its Collateral without Lender's prior written consent.

10.11      Change Business or Name. Borrower will not engage in any business other than the Business, or change its names as it appears in the official filings of its state of organization.

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10.12      Settlements. Other than in the ordinary course of its business, Borrower will not compromise, settle or adjust any claims in any amount relating to any of the Collateral, without the prior written consent of Lender.

Section 11.            EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an “Event of Default”):

11.1          Failure to Pay. The failure by Borrower to pay, when due, (a) any payment of principal, interest or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender, or (b) any taxes due to any Governmental Authority.

11.2          Failure of Insurance. Failure of one or more of the insurance policies required hereunder to remain in full force and effect; failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure on the part of Borrower to take such other action as may be requested by Lender in order to keep said policies of insurance in full force and effect until all Obligations have been indefeasibly paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

11.3          Failure to Perform. Borrower’s failure to perform or observe any covenant, term or condition of this Agreement or in any other Loan Document.

11.4          Cross Default. On or after the Closing Date, Borrower’s default under any agreement or contract with a third party which default would result in a liability to Borrower in excess of $10,000.

11.5          False Representation or Warranty. Borrower shall have made any statement, representation or warranty in this Agreement or in any other Loan Document to which Borrower is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

11.6          Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors. Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or the readjustment of any of the indebtedness of Borrower under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or Borrower shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of

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the property or assets of Borrower or any corporate action shall be taken by Borrower for the purposes of effecting any of the foregoing.

11.7          Involuntary Petition Against Borrower. Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not dismissed or stayed within thirty (30) days of the filing thereof, provided that during such thirty (30) day period the Lender shall not be obligated to make any Advances hereunder..

11.8          Judgments; Levies. Judgments or attachments aggregating in excess of $10,000 at any given time are obtained against Borrower which remain unstayed for a period of ten (10) days or are enforced.

11.9          Change in Condition. There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Lender, impairs Lender's security or ability of Borrower to discharge its obligations hereunder or any other Loan Document or which impairs the rights of Lender in Borrower’s Collateral.

11.10      Environmental Claims. Lender determines that any Environmental Liabilities and Costs or Environmental Lien with respect to Borrower will have a potentially adverse effect on the financial condition of Borrower or on the Collateral.

11.11      Failure to Notify. If at any time Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints.

11.12      Failure to Deliver Documentation. Borrower shall fail to obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement, or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

11.13      Change of Control. Borrower undergoes a Change of Control.

11.14      Dissolution; Maintenance of Existence. Borrower is dissolved, or Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect.

11.15      Indictment. The indictment of Borrower or any director or Responsible Officer of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any portion of the property of Borrower.

11.16      Tax Liens. The filing of a Lien for any unpaid taxes filed by any Governmental Authority against Borrower or any of its assets.

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11.17      Challenge to Validity of Loan Documents. Borrower attempts to terminate, or challenges the validity of, or its liability under, this Agreement or any other Loan Document, or any proceeding shall be brought to challenge the validity, binding effect of Loan Document, or any Loan Document ceases to be a valid, binding and enforceable obligation of Borrower.

11.18      Claims Against Lender. The filing of a motion by the Borrower seeking to challenge the Lender’s Liens under the Loan Documents or otherwise commencing any cause of action against the Lender.

11.19      Current Officers. Each of the current Chief Executive Officer and Chief Financial Officer as the Closing Date shall cease to be the Chief Executive Officer and the Chief Financial Officer of Xzeres, unless an individual reasonably acceptable to Lender for each position shall become the successor Chief Executive Officer and Chief Financial Officer within sixty (60) days of the effective date of each of the current Chief Executive Officer and Chief Financial Officer ceasing to hold such position; provided, that, no Default shall be deemed to exist under this clause during such sixty (60) day period.

11.20      Cure Period. Notwithstanding anything to the contrary contained herein, other than with respect to an Event of Default arising under Sections 11.1, 11.5, 11.6, 11.7, 11.13, 11.14, 11.15, 11.17, 11.18 or 11.19 hereto, Borrower shall have a period of fifteen (15) calendar days from the occurrence of an Event of Default to cure such Event of Default in a manner satisfactory to Lender in its sole discretion, to the extent that such Event of Default is capable of being cured as determined by Lender; provided, that, Borrower may cure only three (3) Events of Default in any consecutive twelve (12) month period.

Section 12.            REMEDIES.

12.1          Acceleration; Other Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a)                Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (vi) extend the time of payment of, compromise or settle for cash,

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credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations, and (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral or other security for the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(b)               Lender may apply the proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment on demand of any deficiency together with interest at the Default Interest Rate and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

(c)                Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes and Liens at any time levied on or existing with respect to the Collateral, and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Such amounts paid by Lender shall be repayable by Borrower on demand and added to the Obligations, with interest payable thereon at the Default Interest Rate. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

(d)               Lender and Lender’s agents shall have the right to utilize any of Borrower’s customer lists, registered names, trade names or trademarks to publicly advertise the sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral and Borrower will be deemed to have waived and voided any confidentiality agreements by and between Borrower and Lender.

12.2          Set-off. Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower’s liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or

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such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto. The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the Loans. None of the rights of Lender described in this Section are intended to diminish or limit in any way Lender's or Affiliates of Lender's common-law set-off rights.

12.3          Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest, and added to the Obligations.

12.4          No Marshaling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

12.5          No Implied Waivers; Rights Cumulative. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any other Loan Document or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

Section 13.            OTHER RIGHTS OF LENDER.

13.1          Repayment of Obligations. All Obligations shall be payable at Lender's office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of Accounts, or other Collateral received by Lender and all other payments in respect of the Obligations to the Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine.

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13.2          Lender Appointed Attorney-in-Fact.

(a)                Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender's discretion, at Borrower’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, (i) at any time any of the Obligations are outstanding, (A) to transmit to Account Debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from Account Debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (B) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein; and (C) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and (ii) after and during the continuation of an Event of Default, (A) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (B) to notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (C) to change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (D) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Collateral; (E) to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and (F) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations.

(b)               Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement. The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

13.3          Release of Lender. Borrower hereby releases and exculpates Lender, its officers, partners, members, directors, employees, agents, representatives and designees, from any liability arising from any acts or occurrences under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

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13.4          Uniform Commercial Code. At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

13.5          Preservation of Collateral. At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral consisting of Accounts, including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate applicable to the Loan set forth in Section 3.1 hereof from the date expended by Lender until repaid by Borrower. After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any Accounts, (b) compromise or settle any Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor or other person liable for the payment of any of the Accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

13.6          Lender's Right to Cure. In the event Borrower shall fail to perform any of its Obligations hereunder or under any other Loan Document, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. Such costs and expenses shall be added to the amount of the Obligations due Lender, and Borrower shall promptly reimburse Lender for such amounts together with interest at the Default Interest Rate from the date such sums are expended until repaid by Borrower.

13.7          Inspection of Collateral. From time to time as requested by Lender, Lender or its designee shall have access, (a) prior to an Event of Default, at the sole expense of Borrower, during reasonable business hours to all of the premises where Collateral is located for the purpose of inspecting the Collateral and to all of Borrower’s Collateral, inclusive of books and records, and Borrower shall permit Lender or Lender’s designees to make copies of such books and records or extracts therefrom as Lender may request, and (b) on or after an Event of Default, at the sole expense of Borrower, at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower’s books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in its possession regarding Borrower.

Section 14.            PROVISIONS OF GENERAL APPLICATION.

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14.1          Waivers. Borrower waives demand, presentment, notice of dishonor or protest and notice of protest of any instrument of Borrower or others which may be included in the Collateral.

14.2          Survival. All covenants, agreements, representations and warranties made by Borrower herein or in any other Loan Document or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

14.3          Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by registered or certified mail, (b) delivered by hand, or (c) delivered by national overnight courier service with next Business Day delivery, and shall be deemed to have been duly given or made (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) one (1) Business Day after deposit with a national overnight courier with all charges prepaid, or (iii) when hand-delivered. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Borrower: Xzeres Corp

9025 SW Hillman Court, Suite 3126

Wilsonville, Oregon 97070

Attention: Mr. Steve Shum

With a copy to: Cane Clark, LLP

3273 Warm Springs Rd.

Las Vegas, NV 89120

Attention: Bryan R. Clark, Esq.

If to Lender: Renewable Power Resources, LLC

430 East 56th Street, 4G

New York, New York 10022

Attention: Mr. Reid Krakower

With a copy to: Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, New York 10169

Attention: Andrew M. Kramer, Esq.

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to Borrower’s counsel is an accommodation only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by Borrower at the address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

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14.4          Amendments; Waiver of Defaults. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower. Any default or Event of Default by Borrower may only be waived by a written instrument specifically describing such default or Event of Default and signed by the Lender.

14.5          Confidentiality.

(a)                Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any Lender or participant (or prospective Lender or participant) or to any Affiliate of any Lender so long as such Lender, participant (or prospective Lender or participant), or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 14.5, or (v) to counsel for Lender or any participant (or prospective Lender or participant).

(b)               In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender, Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Lender’s expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

(c)                In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Loan Documents or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender (or any Affiliate of Lender) on a non-confidential basis from a person other than Borrower or Guarantor, (iii) to require Lender to return any materials furnished by Borrower or Guarantor to Lender or prevent Lender from responding to routine informational requests in accordance with any code of ethics or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 14.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by Borrower or Guarantor to Lender.

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14.6          Binding on Successors.

(a)                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

(b)               Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto. Lender shall notify Borrower of any such assignment. Upon such assignment, Lender shall have no further obligations under the Loan Documents. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant.

14.7          Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.8          Publicity. Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into by and between Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

14.9          Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

14.10      APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER. BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

14.11      WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED

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THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

14.12      CONSENT TO JURISDICTION. BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, BORROWER CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE LENDER’S RIGHTS AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

14.13      Entire Agreement. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith contains the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.14      Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

14.15      Joint and Several Obligations. If more than one Person is a Borrower hereunder, the following shall apply:

(a)                All Obligations, covenants and liabilities of Borrower hereunder shall be the joint and several Obligations, covenants and liabilities of each Borrower. All

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representations and warranties of Borrower hereunder shall be deemed made by each Borrower with respect to such Borrower. The Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Borrower shall in no way be affected by the failure of Lender to pursue or preserve its rights against any Borrower or the release by Lender of any Collateral now or thereafter acquired from any Borrower.

(b)               Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Borrower or against any other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full as determined by Lender.

(c)                Each Borrower represents and warrants to Lender that (i) the Borrowers have one or more common or affiliated shareholders, directors and officers, (ii) the businesses and corporate activities of each Borrower are closely related to, and substantially benefit, the business and corporate activities of the other, (iii) each Borrower will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of the Loan hereunder, in each case, whether or not such amount is used directly by such Borrower and (iv) the Loans made hereunder are for the exclusive and indivisible benefit of the Borrower as though, for purposes of this Agreement, the Borrowers constituted a single entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

BORROWERS:

XZERES CORP.

By: /s/ Frank Greco

Name: Frank Greco

Title: Chief Executive Officer

XZERES ENERGY SERVICES CORP

By: /s/ Frank Greco

Name: Frank Greco

Title: Chief Executive Officer

LENDER:

RENEWABLE POWER RESOURCES, LLC

By:

Name: ____________________________________

Title:

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